                            PIONEER BANCSHARES, INC.
                           Form 10-Q, Part II, Item 6
                Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share

For the three months ended September 30,                1996         1995
                                                        ----         ----
Income as reported in consolidated
   statements of income                             $2,606,000    $1,869,000
                                                    ==========    ==========
Per share computation of common and
   dilutive common equivalent shares:

Weighted average number of
   shares outstanding                                3,759,912     3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                        0             0
                                                    ----------    ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming no dilution                         3,759,912     3,759,912
                                                    ==========    ==========

Net income per common and common
   equivalent share                                 $     0.69    $     0.50
                                                    ==========    ==========


Per share computation assuming full dilution:

Weighted average number of shares
   outstanding                                       3,759,912     3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                        0             0
                                                    ----------    ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming full dilution                       3,759,912     3,759,912
                                                    ==========    ==========

Net income per common and common
   equivalent share assuming full dilution          $     0.69    $     0.50
                                                    ==========    ==========

PIONEER BANCSHARES, INC.

                           Form 10-Q, Part II, Item 6
                Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share

For the nine months ended September 30,                   1996        1995
                                                          ----        ----
Income as reported in consolidated
   statements of income                                $6,603,000   $5,517,000
                                                       ==========   ==========

Per share computation of common and
dilutive common equivalent shares:

Weighted average number of
   shares outstanding                                   3,759,912    3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                           0            0
                                                       ----------   ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming no dilution                            3,759,912    3,759,912
                                                       ==========   ==========

Net income per common and common
   equivalent share                                    $     1.76   $     1.47
                                                       ==========   ==========


Per share computation assuming full dilution:

Weighted average number of shares
   outstanding                                          3,759,912    3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                           0            0
                                                       ----------   ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming full dilution                          3,759,912    3,759,912
                                                       ==========   ==========

Net income per common and common
   equivalent share assuming full dilution             $     1.76   $     1.47
                                                       ==========   ==========